Exhibit 99.1

        Build-A-Bear Workshop, Inc. Reports Strong Retail Sales Growth in the Fiscal 2004 Fourth Quarter and Full Year

    ST. LOUIS--(BUSINESS WIRE)--Jan. 6, 2005--Build-A-Bear Workshop, Inc. (NYSE: BBW):

    -- Fourth quarter net retail sales increased 35.3% -- comparable store sales grew 23.3%

    -- Full year net retail sales increased 40.8.% -- comparable store sales grew 18.1%

    -- Fourth quarter and full-year diluted EPS expected to be $0.30 to $0.31 and $1.06 to $1.07, respectively, up from previous earnings guidance of $0.26 to $0.29 and $1.02 to $1.05

    Build-A-Bear Workshop, Inc. (NYSE: BBW), an interactive, entertainment retailer of customized stuffed animals, today announced that net retail sales for the fiscal 2004 fourth quarter (13 weeks ended January 1, 2005) increased 35.3% to $98.8 million compared to $73.0 million in the year ago fourth quarter (14 weeks ended January 3, 2004). Comparable store sales grew 23.3% in the fiscal 2004 fourth quarter.
    Net retail sales for fiscal 2004 (52 weeks ended January 1, 2005) increased 40.8% to $300.5 million compared to $213.4 million in fiscal 2003 (53 weeks ended January 3, 2004). Comparable store sales grew 18.1% in fiscal 2004.
    "We are delighted with our fourth quarter comp store growth which outpaced the quarterly growth performance we achieved in the three previous quarters of 2004. We are also pleased to have surpassed the $300 million retail sales level for the year," said Maxine Clark, chairman and chief executive bear of Build-A-Bear Workshop, Inc. "This growth momentum reflects the success of our holiday merchandising and marketing efforts, the excellent performance of our store associates, the outstanding performance of our online business, and the success of our ongoing brand building strategies. These sales results give us confidence that we can report diluted earnings per share in the range of $0.30 to $0.31 in the fourth quarter."
    "What's very exciting is that in our 8th holiday season more and more families have made visits to Build-A-Bear Workshop a part of their holiday tradition," added Clark. "There are now more than 25 million Build-A-Bear Workshop stuffed animals living in homes around the world."
    Management now expects fiscal 2004 fourth quarter diluted earnings per share (EPS) to be in the range of $0.30 to $0.31, up from previous earnings guidance of $0.26 to $0.29. These expected results compare to fiscal 2003 fourth quarter diluted EPS of $0.30. For the full year fiscal 2004 diluted EPS are expected to be in the range of $1.06 to $1.07, up from previous earnings guidance of $1.02 to $1.05. These expected results compare to fiscal 2003 full year diluted EPS of $0.45.
    During the fourth quarter, the company opened six new Build-A-Bear Workshop(R) retail stores in the United States and Canada, as compared with opening seven stores during the fiscal 2003 fourth quarter. These new stores bring the total number of Build-A-Bear Workshop stores to 165 in the United States and five in Canada. During the quarter the company also opened its first two Friends 2B Made(R) stores, a new interactive retail concept focused on the experience of making your own personalized doll. Also in the quarter, the company opened a temporary holiday store in Rockefeller Center in New York City. International franchise store openings during the fourth quarter included two stores in Australia, one store in Japan and two stores in the United Kingdom.
    During fiscal 2004 the company opened 21 Build-A-Bear Workshop stores and closed one store, increasing total store square footage to 512,518, as compared to opening 43 stores and closing one store during fiscal 2003.

    Other News

    In 2005, the company plans to open 25 to 30 new Build-A-Bear Workshop stores including a flagship store in New York City (summer
2005). Two of the 25 to 30 new stores are planned to open in the first quarter. The company will also launch Build-A-Bear Workshop On Tour, a mobile store, in the first quarter. Build-A-Bear Workshop On Tour, an 800 square foot store housed in a 53-foot trailer, will visit over 60 events across the United States during 2005 furthering the company's strategy of bringing Build-A-Bear Workshop to wherever families have fun.
    In October 2004, the company signed a franchise agreement to open Build-A-Bear Workshop stores in Sweden. This agreement brings the total number of international countries with franchise agreements to eight. Those countries include the United Kingdom, Japan, Denmark, Australia, South Korea, France, the Republic of China (Taiwan) and Sweden.
    The Build-A-Bear Workshop fiscal year consists of 52 or 53 weeks, reported in four 13-week periods, and ends on the Saturday nearest December 31 in each year. Stores are considered comparable beginning in their thirteenth full month of operations. Comparable store sales percentage changes are based on net retail sales and comparable stores, which exclude the webstore and seasonal and event-based locations.

    About Build-A-Bear Workshop, Inc.

    Build-A-Bear Workshop is the leading and only national, company providing a "make your own stuffed animal" interactive retail-entertainment experience. As of December 31, 2004, the company operated 170 stores in 40 states and Canada and had 13 franchised stores internationally, all under the Build-A-Bear Workshop brand. In November 2004, the company opened two Friends 2B Made stores, the newest concept launch from Build-A-Bear Workshop. For more information about our company and its products call (888) 560-BEAR (2327) or visit the company website at www.buildabear.com.

    Forward-Looking Statements

    Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, expected diluted earnings per share in the fiscal 2004 full year and fourth quarter, as well as, any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, those detailed in our final prospectus dated October 28, 2004 under the caption "Risk Factors" and the following: (1) we may be unable to maintain our current comparable store sales growth; (2) our marketing initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic; (3) we may be unable open new stores to effectively manage our growth; (4) we may be unable to effectively manage our international franchises or laws relating to those franchises may change; (5) we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion; (6) customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores; (7) general economic conditions may deteriorate, which could lead to reduced consumer demand for our products; (8) our market share could be adversely affected by a significant number of competitors; (9) we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team; (10) the ability of our principal vendors to deliver merchandise may be disrupted; (11) the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade; (12) third parties that manage our warehousing and distribution functions may perform poorly; (13) we may fail to renew, register or otherwise protect our trademarks or other intellectual property; (14) we may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights; (15) we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms, or may violate the terms of our current leases;
(16) we may experience failures in our communications or information systems; (17) terrorism or the uncertainty of future terrorist attacks or war could reduce consumer confidence and mall traffic; (18) we may become subject to challenges relating to overtime pay or other regulations relating to our employees; (19) we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise, and (20) we may improperly obtain or be unable to protect information from our guests in violation of privacy or security laws or expectations.
    These risks, uncertainties and other factors may adversely affect our business, growth, financial condition or profitability, or subject us to potential liability, and cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.

    CONTACT: Build-A-Bear Workshop, Inc., St. Louis
             Investors and Analysts:
             Molly Salky, 314-423-8000 ext. 5353
             invest@buildabear.com
             or
             Media:
             Jill Saunders, 314-423-8000 ext. 5293
             jills@buildabear.com
             www.buildabear.com